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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Citi Trends, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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104 Coleman Boulevard
Savannah, Georgia 31408
(912) 236-1561

April 22, 2008

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc. to be held at 9:00 a.m., EDT, on Wednesday, May 28, 2008, at the Hilton Garden Inn-Airport, 80 Clyde E. Martin Drive, Savannah, Georgia 31408. The formal notice of annual meeting appears on the next page.

        In addition to the formal items of business to be brought before the meeting, I will be pleased to report on the affairs of the Company.

        We look forward to greeting personally those stockholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to complete, sign, date and return the enclosed proxy card promptly in the envelope provided.

Very truly yours,

R. Edward Anderson Chairman and Chief Executive Officer

Citi Trends, Inc.
104 Coleman Boulevard
Savannah, Georgia 31408

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 28, 2008

TO THE STOCKHOLDERS:

        You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc., a Delaware corporation, which will be held at the Hilton Garden Inn-Airport, 80 Clyde E. Martin Drive, Savannah, Georgia 31408, on Wednesday, May 28, 2008, at 9:00 a.m., EDT, for the following purposes:

  1.
  To elect three directors to our board of directors, one director to serve as a Class II director whose term will expire in 2010 and two directors to serve as Class III directors whose terms will expire in 2011;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009; and

  3.
  To transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

        You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 31, 2008, the record date for the annual meeting.

        For directions to the annual meeting, please call the Hilton Garden Inn-Airport at (912) 964-5550.

        Whether or not you plan to attend the meeting in person, please complete, sign, date and return the accompanying proxy card promptly, so that your shares may be represented and voted at the annual meeting. A return envelope is enclosed for your convenience. No postage need be affixed to the enclosed envelope if mailed in the United States.

By Order of the Board of Directors,

Bruce D. Smith Senior Vice President, Chief Financial Officer and Secretary

April 22, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be
Held on May 28, 2008: The Proxy Statement and our 2007 Annual Report are available at
http://ir.cititrends.com/sec.cfm

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
Where and when will the annual meeting be held?	1
Why did you send me this proxy statement?	1
What can I vote on at the meeting?	1
How does the board of directors recommend that I vote?	1
Who can vote?	2
How are votes counted?	2
What is the required vote for approval?	2
How do I vote?	2
How do I vote by proxy?	2
How do I vote if my shares are held in "street name"?	3
What if other matters come up at the annual meeting?	3
Can I change my vote after I return my proxy card?	3
Can I vote in person at the annual meeting rather than by completing the proxy card?	3
What do I do if I receive duplicate proxy statements and cards?	3
Who will count the votes?	3
Who will conduct this proxy solicitation and who pays for this proxy solicitation?	3
PROPOSAL 1: ELECTION OF DIRECTORS	5
Nominee for Election as Director for a Term Expiring at the 2010 Annual Meeting of Stockholders	5
Nominees for Election as Directors for a Term Expiring at the 2011 Annual Meeting of Stockholders	5
Vote Required; Recommendation	6
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS	7
Directors	7
Board of Directors Committees	8
Code of Business Conduct and Ethics	10
Compensation Committee Interlocks and Insider Participation	11
Attendance of Directors	11
Policies Relating to our Board of Directors	11
AUDIT COMMITTEE REPORT	13
COMPENSATION COMMITTEE REPORT	14
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	16
Compensation Discussion and Analysis	16
2007 Fiscal Year Compensation Tables	22
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	29
Policy and Procedures	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
Principal Accounting Fee Information	33
Vote Required; Recommendation	34
STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT	35
ANNUAL REPORT ON FORM 10-K	35
OTHER BUSINESS	35

CITI TRENDS, INC.
104 Coleman Boulevard
Savannah, Georgia 31408

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on May 28, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement is furnished in connection with the solicitation by the board of directors of Citi Trends, Inc. of proxies to be voted at the annual meeting of stockholders on May 28, 2008. This proxy statement, the accompanying proxy card and the annual report to stockholders are being mailed to stockholders on or about April 25, 2008.

        The principal executive offices of Citi Trends, Inc., a Delaware corporation, are located at 104 Coleman Boulevard, Savannah, Georgia 31408, and our telephone number is (912) 236-1561.

        The terms "Citi Trends" or the "Company" (as well as the words "we," "us" and "our") refer to Citi Trends, Inc. References to "you" or "your" refer to our stockholders.

        In this section of the proxy statement, we answer some common questions regarding the annual meeting of stockholders and the voting of shares of common stock at the meeting.

Where and when will the annual meeting be held?

        The date, time and place of the meeting are: May 28, 2008, at 9:00 a.m., EDT, at Hilton Garden Inn-Airport, 80 Clyde E. Martin Drive, Savannah, Georgia 31408.

Why did you send me this proxy statement?

        This proxy statement was prepared under the direction of our board of directors to solicit your proxy for voting at our annual meeting. We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. But you do not have to attend in order to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

What can I vote on at the meeting?

        The matters scheduled to be voted on at the meeting are:

  (1)
  The election of three directors to our board of directors, one Class II director to hold office until the annual meeting of stockholders in 2010 and until his successor is elected and qualified, and two Class III directors to hold office until the annual meeting of stockholders in 2011 and until their successors are elected and qualified; and

  (2)
  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009.

How does the board of directors recommend that I vote?

        The board of directors recommends that you vote your shares "FOR" the nominees to the board of directors, and "FOR" the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009.

Who can vote?

        You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 31, 2008, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of the close of business on March 31, 2008, there were a total of 14,087,491 shares of our common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. Holders of shares of common stock do not have cumulative voting rights. The enclosed proxy card shows the number of shares you can vote.

How are votes counted?

        We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. One third of the shares of common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

        Votes withheld from the director nominee, abstentions and broker non-votes will be counted as shares present for the purpose of determining a quorum but will not be counted in determining the number of shares voted "for" the director nominee or votes cast "for" or "against" the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

What is the required vote for approval?

        The election of our nominees for director requires a plurality of the votes cast at the annual meeting; the ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires a majority of the votes cast at the annual meeting on such matter.

How do I vote?

        Stockholders of record may vote in person by attending the annual meeting or by completing and returning the proxy by mail. Your vote is very important, so whether you plan to attend the annual meeting or not, we encourage you to vote by proxy as soon as possible.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies in the proxy card will vote your shares as you instruct. If you do not mark a selection, your proxy will be voted as recommended by the board of directors.

        You have the following choices in completing your proxy:

  •
  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

  •
  In voting on the nominees for director, you can either vote "FOR ALL" the nominees or withhold your vote on the nominees as a group or for any particular nominee.

  •
  You may abstain on the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm, in which case no vote will be recorded on that matter.

  •
  You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all of the nominees as directors and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009.

How do I vote if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares.

What if other matters come up at the annual meeting?

        The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the election of the Class II director and Class III directors; and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009. If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

        Yes, so long as you are the record holder and not a nominee holder of the shares. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card or by attending the annual meeting and voting your shares in person. We will honor the proxy card with the latest date.

        Proxy revocation notices or new proxy cards should be sent to Citi Trends, Inc. c/o American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Can I vote in person at the annual meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you have submitted a proxy card if you are a stockholder of record on the record date. If your shares are held in street name, then you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted by mail.

What do I do if I receive duplicate proxy statements and cards?

        You may receive more than one proxy statement, proxy card or annual report. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by American Stock Transfer and Trust Company, our transfer agent. To have all your shares voted, please sign, date and return all proxy cards.

Who will count the votes?

        American Stock Transfer and Trust Company will tabulate the votes. Corporate Communications, Inc. will serve as the inspector of election.

Who will conduct this proxy solicitation and who pays for this proxy solicitation?

        We regularly retain the services of Corporate Communications, Inc. to assist with our investor relations and other stockholder communications issues. Corporate Communications, Inc. will assist in the solicitation of proxies and will not receive any additional compensation for these services. Corporate Communications, Inc. may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. We will reimburse the firm's expenses in connection with the solicitation. In addition, proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

        In addition, we will request that brokerage houses, banks and other custodians or nominees holding shares in their names for others forward proxy materials to their customers or principals who are the beneficial owners of shares and we will reimburse them for their expenses in doing so.

PROPOSAL 1:
ELECTION OF DIRECTORS

        Our board of directors currently consists of five directors, R. Edward Anderson, Brian P. Carney, Lawrence E. Hyatt, John S. Lupo, and Patricia M. Luzier. Our directors are divided into three classes having staggered three-year terms, so that the term of one class expires at each annual meeting of stockholders. One nominee will be proposed for election as a Class II director at the annual meeting to hold office until the annual meeting in 2010 and until his successor is duly elected and qualified. Two nominees will be proposed for election as Class III directors at the annual meeting to hold office until the annual meeting in 2011 and until their successors are duly elected and qualified.

        It is intended that the persons named in the accompanying proxy will vote to elect the nominees listed below unless authority to vote is withheld. The elected directors will serve until the annual meeting of stockholders at which their terms expire or until an earlier resignation or retirement or until their successors are elected and qualify to serve.

        The nominees have agreed to stand for election and are available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy.

Nominee for Election as Class II Director for a Term Expiring at the 2010 Annual Meeting of Stockholders

        Brian P. Carney was appointed by our board of directors to serve as a director on November 28, 2007. Our board of directors has nominated Mr. Carney for election by the stockholders at this annual meeting to serve as a Class II director until the 2010 annual meeting.

        Mr. Carney currently is a member of the Audit Committee of our board of directors, a member of the Compensation Committee of our board of directors, and a member of the Nominating and Corporate Governance Committee of our board of directors. Mr. Carney's biographical information is set forth in the following pages.

Nominees for Election as Class III Directors for a Term Expiring at the 2011 Annual Meeting of Stockholders

        R. Edward Anderson currently serves as a Class III director whose term expires at the annual meeting. Mr. Anderson has been nominated by our board of directors to stand for re-election at the annual meeting for a three-year term expiring in 2011.

        Mr. Anderson is currently Chairman of our board of directors and our Chief Executive Officer. Mr. Anderson's biographical information is set forth in the following pages.

        Lawrence E. Hyatt currently serves as a Class III director whose term expires at the annual meeting. Mr. Hyatt has been nominated by our board of directors to stand for re-election at the annual meeting for a three-year term expiring in 2011.

        Mr. Hyatt is currently chairman of the Audit Committee of our board of directors and is a member of the Compensation Committee of our board of directors and a member of the Nominating and Corporate Governance Committee of our board of directors. Mr. Hyatt's biographical information is set forth in the following pages.

Vote Required; Recommendation

        The directors will be elected by a plurality of the votes cast so long as a quorum is present at the annual meeting. Unless otherwise indicated on the proxy, properly executed proxies will be voted to elect each of the nominees for director.

        The board of directors recommends that stockholders vote "FOR" each of the nominees listed above for election.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

        Our board of directors consists of five directors (Messrs. Anderson, Carney, Hyatt, and Lupo, and Ms. Luzier), all of whom, except Mr. Anderson, have been determined by the board to be independent under NASDAQ listing standards. Our Second Amended and Restated Certificate of Incorporation divides our board into three classes having staggered terms, with one of such classes being elected each year for a new three-year term. Our Class II director, John S. Lupo, has a term expiring in 2010, our Class III directors, Messrs. Anderson and Hyatt, have terms expiring in 2008 and our Class I director, Ms. Patricia M. Luzier, has a term expiring in 2009. Brian P. Carney was appointed to the Board on November 28, 2007, and is being nominated to be elected by the stockholders as a Class II director.

Directors

        The following sets forth selected biographical information for our directors.

Class II Director with a Term Expiring in 2008.

        Brian P. Carney.    Mr. Carney, age 47, has served as a director since November 2007, and is a member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Carney currently serves as Executive Vice President and Chief Financial Officer of BI-LO, LLC, a grocery retailer, a position he has held since 2005. Prior to that time, Mr. Carney had served as Executive Vice-President and Chief Financial Officer of Jo-Ann Stores, Inc., a specialty retailer, from 1997 to 2005, as Senior Vice President of Finance of Revco, D.S., Inc., a drug store retailer, from 1989 to 1997, and as an Audit Manager with Arthur Andersen & Co., a public accounting firm, from 1982 to 1989.

Class III Directors with Terms Expiring in 2008.

        R. Edward Anderson.    Mr. Anderson, age 58, has served as the Chief Executive Officer and as a director since December 2001. He has served as Chairman of our board of directors since May 2006. Prior to his current responsibilities, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Variety Wholesalers, our previous parent company, from December 1997 to December 2001. From 1978 to 1994, Mr. Anderson served as Chief Financial Officer of Rose's Stores, Inc., a discount retailer. In August 1994, Mr. Anderson was promoted to Chief Executive Officer of Rose's Stores, Inc. and served in this position until December 1997. Mr. Anderson also served as the Chairman of the board of directors of Rose's Stores, Inc. from August 1994 to December 1997.

        Lawrence E. Hyatt.    Mr. Hyatt, age 53, has served as a director since November 2006, and is Chairman of the Audit Committee, and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hyatt has served as the Chief Financial Officer, Secretary and Treasurer of O'Charley's Inc., a multi-concept restaurant company, since November 2004. Prior to that time, Mr. Hyatt had served as the Executive Vice President and Chief Financial Officer of Cole National Corporation, a specialty retailer, from 2002 to 2004, as Chief Financial and Restructuring Officer of PSINet Inc., an internet service provider, from 2000 to 2002, as Chief Financial Officer of HMS Host Corporation, a subsidiary of Autogrill S.p.A., from 1999 to 2000, and as Chief Financial Officer of Sodexho Marriott Services, Inc. and its predecessor company from 1989 to 1999.

Continuing Class II Director with a Term Expiring in 2010.

        John S. Lupo.    Mr. Lupo, age 61, has served as a director since May 2003, and is the Chairman of the Compensation Committee, as well as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Lupo is a principal in the consulting firm Renaissance

Partners, LLC, which he joined in February 2000. From November 1998 until December 1999, Mr. Lupo served as Executive Vice President of Basset Furniture. From October 1996 until October 1998, Mr. Lupo served as the Chief Operating Officer of the International Division of Wal-Mart Stores Inc., and from September 1990 until September 1996, Mr. Lupo served as Senior Vice President and General Merchandise Manager of Wal-Mart Stores Inc. Mr. Lupo currently serves as a director for Spectrum Brands, Inc. (formerly known as Rayovac Corporation), AB Electrolux, and Cobra Electronics Corp.

Continuing Class I Director with a Term Expiring in 2009.

        Patricia M. Luzier.    Ms. Luzier, age 58, has served as a director since November 2005 and is the Chair of the Nominating and Corporate Governance Committee, as well as a member of the Audit Committee and the Compensation Committee. Ms. Luzier currently has her own private consulting business focused on human resource management, organizational development and executive coaching. Ms. Luzier was previously the Senior Vice President and Chief Administrative Officer of Cole National Corporation, a specialty retailer, from 1999 until October 2004. She served as Senior Vice President, Human Resources and Administration for HomePlace Group, Inc. from 1998 until 1999. She also served as Senior Vice President of Human Resources with Vicorp Restaurants, Inc. from 1994 until 1998. Ms. Luzier currently serves as a director for Dale Carnegie and Associates.

Board of Directors Committees

        The board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised solely of the independent members of our board of directors, Messrs. Carney, Hyatt and Lupo and Ms. Luzier.

Audit Committee

        The Audit Committee, currently consisting of all four of the Company's independent directors: Messrs. Carney, Hyatt and Lupo and Ms. Luzier, reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. The current members of the Audit Committee satisfy NASDAQ's audit committee member independence requirements. Mr. Hyatt is the Chairman of the Audit Committee. The board of directors has determined that Mr. Hyatt is an "audit committee financial expert" as defined by rules of the Securities and Exchange Commission (the "SEC"). During fiscal 2007, the Audit Committee met 10 times.

        The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee oversees the Company's accounting and financial reporting processes, both internal and external, and audits of the Company's financial statements, on behalf of the board of directors. The principal duties and responsibilities of our Audit Committee, among other things, are to:

  •
  have direct responsibility for the appointment, selection, compensation, retention, replacement and oversight of the work of our independent registered public accounting firm, including prescribing what services are allowable and approving in advance all services provided by them;

  •
  discuss with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits and the results of their respective audits;

  •
  review our annual audited financial statements, and quarterly unaudited financial statements and discuss the statements with management and the independent registered public accounting firm and review our earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

  •
  review and discuss with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of our internal controls, including our ability to monitor and manage business risk, legal and ethical compliance programs and financial reporting;

  •
  review and approve all related party transactions consistent with the rules applied to companies listed on The NASDAQ Stock Market; and

  •
  establish procedures regarding complaints received by us or our employees regarding accounting, accounting controls or auditing matters.

        The Audit Committee is required to report regularly to our board of directors to discuss any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent registered public accounting firm, or the performance of the internal audit function. The Audit Committee's work is guided by a written charter which has been approved and adopted by the board of directors. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and The NASDAQ Stock Market. A copy of the current Audit Committee charter is available on the Company's website located at http://www.cititrends.com. The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of the Company's other filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically so provides.

Compensation Committee

        The Compensation Committee, currently consisting of all four of the Company's independent directors: Messrs. Carney, Hyatt, and Lupo and Ms. Luzier, reviews and determines the compensation and benefits of the Company's executive officers and administers our incentive and equity-based compensation plans. Mr. Lupo is the Chairman of the Compensation Committee. The Compensation Committee has adopted a formal charter which is available on our corporate website at http://www.cititrends.com. During fiscal 2007, the Compensation Committee met 4 times. The principal duties and responsibilities of our Compensation Committee, among other things, are to:

  •
  review and approve corporate goals and objectives relevant to our Chief Executive Officer's and other named executive officers' compensation and evaluate the Chief Executive Officer's performance in light of these goals and objectives;

  •
  review and administer the Company's incentive and equity-based compensation plans;

  •
  determine and approve the Chief Executive Officer's compensation;

  •
  make recommendations to our board of directors regarding the salaries, incentive compensation plans and equity-based plans for our executive officers;

  •
  oversee, in consultation with management, regulatory compliance with respect to compensation matters;

  •
  review and approve any severance or similar termination payments proposed or made to any of our current or former executive officers; and

  •
  review and approve any employment contracts or other contractual arrangements resulting in any payment to any employee of the Company proposed to be made as a result of a change of control of the Company.

        The form and amount of director compensation is annually determined by our board of directors after a recommendation from the Nominating and Corporate Governance Committee.

        The Compensation Committee has the discretion to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, the Compensation Committee has delegated limited authority to a committee consisting of our Chief Executive Officer to grant awards under the 2005 Long-Term Incentive Plan to non-executive employees of the Company. The Compensation Committee has the authority and resources to engage compensation consultants and legal, accounting or other advisors to provide the Committee with advice and information in connection with carrying out its responsibilities. In 2004, the Compensation Committee engaged Towers Perrin (the "Compensation Consultant") to provide advice on the Company's executive and director compensation practices.

        See "Compensation Discussion and Analysis" elsewhere in this proxy statement for a discussion of the role of the Compensation Consultant and executive officers in the compensation process and further discussion of the processes and procedures of the Compensation Committee. See also "Compensation Committee Report" elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of all four of the Company's independent directors: Messrs. Carney, Hyatt, and Lupo and Ms. Luzier. Ms. Luzier is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has adopted a formal charter which is available on our corporate website at http://www.cititrends.com. During fiscal 2007, the Nominating and Corporate Governance Committee met 4 times. The principal duties and responsibilities of our Nominating and Corporate Governance Committee are to:

  •
  review the composition of our board of directors and committee structure and evaluate the performance of directors and committees;

  •
  identify individuals qualified to become board members, consistent with criteria approved by our board of directors;

  •
  select and recommend individuals as nominees for directors at annual meetings of our stockholders;

  •
  develop and recommend to the board of directors a set of corporate governance principles applicable to us and periodically review and assess such corporate governance principles;

  •
  review the institutional and other affiliations of our board members and nominees for directors for any potential conflicts of interests and make recommendations to our board of directors with respect to the determination of director independence; and

  •
  review and make recommendations to our board of directors concerning compensation arrangements for non-employee members of our board of directors.

Code of Business Conduct and Ethics

        We have adopted a written Code of Business Conduct and Ethics applicable to our directors, executive officers (including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) and employees in accordance with the rules of The NASDAQ Stock Market and the SEC. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in all other public communications;

  •
  compliance with applicable laws, rules and regulations, including insider trading compliance; and

  •
  accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

        The Code of Business Conduct and Ethics is available on our corporate website at http://www.cititrends.com. In the event of any amendment or waiver of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, such amendment or waiver will be posted on our website.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Carney, Hyatt and Lupo and Ms. Luzier. No member of the current Compensation Committee serves or has ever served as one of our executive officers or employees. None of our executive officers serves or has ever served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our board of directors or our Compensation Committee.

Attendance of Directors

        During 2007, the board of directors held 10 meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which he or she served, which meetings were held when he or she was a director.

Policies Relating to our Board of Directors

Nomination and Selection of Directors

        Our Nominating and Corporate Governance Committee identifies and evaluates potential director candidates in a variety of ways. Recommendations may come from current members of our board of directors, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the Nominating and Corporate Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate's professional background, on third-party background and reference checks and on such other due diligence information as reasonably available. The Nominating and Corporate Governance Committee must be satisfied that the candidate possesses the highest professional and personal ethics and values and has broad experience at the policy-making level in business before the Nominating and Corporate Governance Committee would recommend a candidate as a nominee to our board of directors and the nominee must meet the following minimum qualifications:

  •
  demonstrated personal integrity and moral character;

  •
  willingness to apply sound and independent business judgment for the long-term interests of stockholders of the Company;

  •
  relevant business or professional experience, technical expertise or specialized skills;

  •
  personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company's needs; and

  •
  ability to commit sufficient time to effectively carry out the substantial duties of a director.

        The Nominating and Corporate Governance Committee evaluates nominees submitted by stockholders in the same manner as nominees from other sources. Stockholders may recommend nominees for consideration at the annual meeting by submitting the names and the following supporting information to the Secretary of the Company at: Secretary, Stockholder Nominations, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. Such submissions must be received by the Secretary not less than ninety (90) calendar days and not more than one hundred twenty (120) calendar days prior to the first anniversary of the previous year's annual meeting. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate's qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate and should otherwise comply with the requirements of our bylaws.

Communications with our Board of Directors

        Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to the Secretary of the Company at: Stockholder Communications, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the Secretary will be forwarded to the intended recipients.

Director Attendance at Annual Meeting of Stockholders

        We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite, expect and encourage all directors to attend. All of our directors who were serving as directors at the time, attended the 2007 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the 2007 fiscal year. The Audit Committee has also discussed with KPMG LLP, the Company's independent registered public accounting firm during the 2007 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61—Communications with Audit Committees (and its interpretations).

        The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence from the Company.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the 2007 fiscal year for filing with the SEC.

        Submitted by the Audit Committee of the Board of Directors:

    Lawrence E. Hyatt, Chairman

    Brian P. Carney

    John S. Lupo

    Patricia M. Luzier

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that disclosure with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for the 2008 annual meeting of stockholders and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

        The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

        Submitted by the Compensation Committee of the Board of Directors:

    John S. Lupo, Chairman

    Brian P. Carney

    Lawrence E. Hyatt

    Patricia M. Luzier

EXECUTIVE OFFICERS

        The following table sets forth the names, ages and current positions of our current executive officers.

Name	Age	Position
R. Edward Anderson	58	Chairman and Chief Executive Officer
Elizabeth R. Feher	47	Executive Vice President & Chief Merchandising Officer
Bruce D. Smith	49	Senior Vice President and Chief Financial Officer
James A. Dunn	51	Senior Vice President of Store Operations
Ivy D. Council	51	Senior Vice President of Human Resources

        The following sets forth selected biographical information for our executive officers who are not directors.

        Elizabeth R. Feher.    Ms. Feher was named our Executive Vice President and Chief Merchandising Officer on April 2, 2008. Previously, Ms. Feher was Senior Vice President—Ladies Apparel, Intimate and Kids, for Value City Department Stores, an off-price department store chain and a subsidiary of Retail Ventures, Inc., since January 2005. Prior to that, Ms. Feher had been Vice President—Divisional Merchandise Manager—Ladies Sportswear for Bon Ton Stores, a regional department store operator, from 2000 and had held various other positions with Bon Ton Stores since 1994.

        Bruce D. Smith.    Mr. Smith has served as our Senior Vice President and Chief Financial Officer since April 2, 2007. From March 2005 to March 2007, Mr. Smith served as Executive Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc., a specialty retailer of fabrics and related accessories, and served as the Senior Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc. from 1996 until March 2005. From 1991 to 1996, Mr. Smith served as Executive Vice President and Chief Financial Officer of Fred's, Inc. From 1980 to 1991, Mr. Smith was a Senior Manager with Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Smith is a Certified Public Accountant.

        On March 21, 2007, Hancock Fabrics, Inc., for which Mr. Smith served as an executive officer as described above, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

        James A. Dunn.    Mr. Dunn has served as our Vice President of Store Operations since April 2001 and as our Senior Vice President of Store Operations since April 2006. From January to April 2001, Mr. Dunn was our Director of Training and Development and from January 2000 to January 2001, was one of our Regional Managers. Prior to joining us, Mr. Dunn was a Store Manager at Staples from January 1999 to January 2000. Prior to that Mr. Dunn was a Regional Manager at Dress Barn, where he supervised 77 stores and 10 district sales managers.

        Ivy D. Council.    Ms. Council has served as our Senior Vice President of Human Resources since January 2007. From February 2006 to November 2006, Ms. Council served as Vice President of Human Resources for Baja Fresh Restaurants, a division of Wendy's, Inc. From September 2003 to January 2006, Ms. Council served as Executive Vice President of Human Resources for Pasta Pomodoro Restaurants and director of such entity from May 2001 to December 2002. Prior to that, Ms. Council served as Senior Vice President of Human Resources for Ross Stores.

        Each of the executive officers serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In the paragraphs that follow, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2007 to the following individuals, whom we refer to as our named executive officers:

  •
  R. Edward Anderson, our Chief Executive Officer,

  •
  George A. Bellino, our former President and Chief Merchandising Officer (retired April 4, 2008),

  •
  Bruce D. Smith, our Senior Vice President and Chief Financial Officer (effective April 2, 2007),

  •
  James A. Dunn, our Senior Vice President of Store Operations,

  •
  Ivy Council, Senior Vice President of Human Resources, and

  •
  Christopher B. Bergen, our former Director of Financial Reporting and prior interim Principal Financial and Accounting Officer (through April 1, 2007).

        The discussion below is intended to help you understand the detailed information provided in the compensation tables and put that information into context within our overall compensation program.

Objective of Our Compensation Program

        In order to maintain a critical advantage in our competitive marketplace, we believe our compensation program should be designed to provide market-competitive compensation and benefits that will enable us to attract and retain a talented, diverse workforce. In furtherance of those goals, our compensation program is designed to:

  •
  enable the Company to retain and motivate a team of high quality executives who will create long-term stockholder value;

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  create opportunities to participate in the ownership of the Company and to share in the value the executives help create; and

  •
  provide rewards that are proportional to each executive's contribution to our success.

        Our compensation philosophy emphasizes each individual's responsibility for high achievement and provides a strong link between pay and performance on both an individual and company level. As noted above, the compensation decisions that are discussed below relate primarily to fiscal 2007, our second full fiscal year following our initial public offering in May 2005. As a relatively new public company, our compensation philosophy is a "work-in-progress," and, as such, we continually evaluate our compensation program to identify its strengths and weaknesses. As an example, we decided to shift our long-term equity incentives from stock options to restricted stock in 2007 for the reasons discussed in the Long-Term Equity Incentives section below. To further this evaluation, we plan to continue to utilize the services of a third-party compensation consultant to provide market data and other resources to assist us in our compensation review, as further discussed below. In addition, we added Ms. Ivy Council, Senior Vice President of Human Resources, to our management team in January 2007, to assist in the design and management of our compensation program, among other things. Ms. Council joined our Company with a very strong background in human resources. Together, our management team and Compensation Committee will continue to develop and refine our compensation philosophy, program and practices over time, with the goal of maximizing stockholder value.

How We Determine and Assess Executive Compensation

  Role of the Compensation Committee and Executive Officers

        The Compensation Committee plays an integral role in the strategic direction and administration of the compensation structure of the Company. The Compensation Committee and our Chief Executive Officer work together to ensure that the compensation paid to our named executive officers is in line with our compensation philosophy and furthers our long-term goals.

        After forming qualitative judgments regarding individual performance within each executive's areas of direct responsibility, as well as how such performance serves the entire Company, and discussions with the Compensation Committee and other members of management regarding appropriate levels of compensation, our Chief Executive Officer recommends to the Compensation Committee base salary, target annual cash incentive amounts and annual cash incentive program formulas, and long-term equity incentive grants for our executive officers (other than himself). The Compensation Committee reviews such recommendations and determines whether, in light of our compensation philosophy, the recommended compensation levels are appropriate. This determination includes consideration of previous recommendations by the Compensation Consultant as described below. Upon such determination, the Compensation Committee formally approves the compensation levels. Our Chief Executive Officer is not involved with any aspect of determining his own compensation. The Compensation Committee independently sets the Chief Executive Officer's total compensation package, taking into account the same factors as for the other executive officers.

  Compensation Consultant

        From time to time, the Compensation Committee selects and engages outside compensation consultants and other experts for survey data and other information as it deems appropriate. In 2004, the Compensation Committee retained the executive compensation consulting services of the Compensation Consultant. The Compensation Consultant developed information from the peer group surveyed and recommended to us a range for each component of executive compensation with the goal of presenting recommended compensation levels that would be aligned with the Company's compensation philosophy of pay for performance for each of the named executive officers. In 2006, the Compensation Committee engaged the Compensation Consultant to update its study and analyze the Company's compensation practices in relation to similar companies, and the Committee intends to have the Compensation Consultant provide another update in 2008.

  Market Data

        Periodically, for the purposes of benchmarking executive compensation, the Compensation Committee reviews the compensation practices of a group of public companies selected from an industry peer group comprised primarily of discount apparel retailers. Prior to our initial public offering, the Compensation Consultant conducted a competitive market analysis based on (i) the public disclosures of a competitor peer group developed by the Compensation Consultant and approved by the Company, and (ii) data from various sources, including primary retail and wholesale industry compensation surveys. While a number of the companies in the peer group had higher revenues than the Company, given the Company's expected growth at that time, the Compensation Committee believes this was an appropriate group for benchmarking purposes.

        The following specialty apparel retailers were included in our peer group:

The Buckle, Inc.	Jos. A. Bank Clothiers, Inc.
Cache, Inc.	The Men's Wearhouse, Inc.
Casual Male Retail Group, Inc.	Ross Stores, Inc.
The Cato Corporation	Stein Mart, Inc.
Chico's FAS, Inc.	Syms Corp
Deb Shops, Inc.	Urban Outfitters, Inc.
The Dress Barn, Inc.	The Wet Seal, Inc.
Hot Topic, Inc.

        The Compensation Consultant's analysis focused on the following areas of compensation:

  •
  base salary,

  •
  annual cash incentives,

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  total cash compensation (the sum of base salary and annual cash incentives),

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  long-term incentives (a variable incentive vesting over a multi-year period), and

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  total direct compensation (the sum of total cash compensation and long-term incentive awards).

        Based on this review, the Compensation Consultant advised us that our executive officers' compensation fell below median peer company practice for all elements of pay. Each of our named executive officers was below the peer group median for total cash compensation (the sum of base salary and annual cash incentives) and below the peer group median for total direct compensation (the sum of total cash compensation and long-term incentive awards). Because total compensation opportunities provided to our executive officers were below average for our peer group, we began an effort to gradually approach the median level of compensation within our peer group over a period of several years. In 2007, these efforts included salary increases and shifting our long-term equity incentives from stock options to restricted stock. The update planned in 2008 of the Compensation Consultant's study is expected to provide us with the status of our progress in approaching the median.

  Company Performance

        We measure our overall financial performance based on a number of financial metrics, of which the most important are operating cash flow, earnings, annual growth in selling square footage, and comparable store sales increases. The Company's performance in these areas allows us to evaluate the Company's success in any given year. The Company's success and performance impacts our compensation decisions with respect to our executive officers. Only our annual cash incentives are formally tied to specific financial metrics, although, the future value of long-term equity incentives is at least indirectly tied to such metrics.

Elements of our Compensation Program

        Our executive officer compensation program consists of the following elements: base salary, annual cash incentives, long-term equity incentives, and certain other benefits.

  Base Salary

        Base salaries fulfill the fixed portion of our compensation program. Base salaries are set annually by the Compensation Committee based on a variety of factors, including peer group information and a qualitative review of the executive's performance and contributions to the Company. We do not target salaries to be at any specific level within our peer group. However, as we discussed above, our goal is to position compensation to approach the median of our peer group over time. In consideration of this goal, as well as individual performance evaluations and retention considerations, the Compensation Committee approved increases to our executive officers' base salaries for 2007 in amounts ranging from 4.4% to 16.5%.

  Annual Cash Incentives

        Our annual cash incentive program provides our executive officers with an opportunity to earn cash awards based on the achievement of certain financial metrics and individual performance metrics. The primary financial metric used is the operating cash flow goal as set forth in our annual financial budget. Due to the importance of this financial metric to the annual and long-term success of the Company, we strive to make the achievement of this goal each year to be a meaningful challenge to our executive officers. In fiscal 2007, the operating cash flow goals were not met and, accordingly, the portion of annual cash incentives, as described below, based on that criteria were not earned. In addition, other financial metrics specifically related to an officer's direct area of responsibility are used, as shown in the table below. The budget used to set our targets considers many key operating and financial factors including the following:

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  Store selling square footage growth;

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  Comparable store sales;

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  Gross margin;

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  Store operating expenses as a percentage of sales; and

  •
  Corporate expenses

        The annual cash incentive program is directly linked to our budget and financial goals, such that if the Company achieves 100% of its goals, it is expected that the executive officers would receive approximately 100% of their target award. Our Chief Executive Officer recommends a target award for each executive officer based on the executive's position within the Company and consideration of previous recommendations from the Compensation Consultant and, together with the Compensation Committee, determines the appropriate award criteria for each executive. Each award criterion is an integral component of one or more of the overall performance metrics listed above, and each reflects the executive's direct area of responsibility. For fiscal 2007, each executive officer's target award (as a percentage of base salary) was based on the following performance criteria:

Name	Target Award	Components
Mr. Anderson	100%	Operating cash flow (100%)
Mr. Bellino	60%	Operating cash flow (50%); sales and gross margin operating targets (50%)
Mr. Smith	40%	Operating cash flow (50%); individual performance metrics (50%)
Mr. Dunn	35%	Operating cash flow (50%); store contribution profit (50%)
Ms. Council	35%	Individual performance metrics (80%); operating cash flow (20%)
Mr. Bergen	20%	Individual performance metrics (100%)

        As Chief Executive Officer, Mr. Anderson's performance criteria is 100% based on the Company's total operating cash flow because of his responsibility for the overall performance of the Company. In the case of Mr. Bellino, 50% of his performance criteria is based on total operating cash flow, while due to his role as Chief Merchandising Officer, the remaining 50% is based on sales and gross margin targets. As Chief Financial Officer, Mr. Smith has 50% of his performance criteria based on total operating cash flow and the remaining 50% is based on personal goals related to his particular areas of supervision, as well as serving the merchandising and operational areas of the Company. Since Mr. Dunn is Senior Vice President of Store Operations, 50% of his performance criteria is based on store contribution profit, with the other 50% based on total operating cash flow. All of Mr. Bergen's performance criteria centered around personal goals in the accounting and finance area.

        The actual amount of awards to be earned by the named executive officers is determined after a review of the financial performance metrics and, with respect to Messrs. Smith and Bergen and Ms. Council, our Chief Executive Officer's qualitative review of such officers' oversight of their areas of responsibility and overall contribution to the Company. The Compensation Committee does not exercise any discretion to adjust awards. Actual awards earned in 2007 by our named executive officers are shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table elsewhere in this proxy statement.

  Long-Term Equity Incentives

        The long-term equity incentive compensation awards are designed to encourage the creation of long-term value for our stockholders by increasing the retention of qualified key employees and aligning the interests of executive officers with the achievement of specific performance targets set by the Company.

        We do not target a particular percentage of total compensation to be provided to executive officers in the form of equity based awards. The dollar value of each equity grant is within the discretion of the Compensation Committee and is based on recommendations made by our Chief Executive Officer, which take into account the executive's past performance and an evaluation of other elements of compensation provided to the executive officer. In fiscal 2007, the Committee also relied on the previous compensation study performed by the Compensation Consultant to determine the appropriate size of the restricted stock awards. The Compensation Committee recommended a dollar value for the equity grants based on the executive's position within the Company.

        Historically, the Company has used stock options as the primary form of long-term equity incentive for its executive officers. In 2007, we granted restricted stock to our named executive officers under the 2005 Long-Term Incentive Plan. We believe the shift to full-value restricted stock will provide stronger incentives for the creation of long-term stockholder value, provide greater retention value for the executives, and result in less stockholder dilution. For more information regarding these long-term incentives granted to our named executive officers in fiscal 2007, please see the "2007 Grants of Plan-Based Awards" and "Outstanding Equity Awards at 2007 Fiscal Year-End" tables and the related footnotes elsewhere in this proxy statement.

  Other Benefits

        Retirement.    We maintain the Citi Trends, Inc. 401(k) Profit Sharing Plan, a tax-qualified, defined contribution employee benefit plan in which a substantial majority of our employees, including the named executive officers, are eligible to participate. We match 50% of employee contributions to the plan, up to a maximum of 4% of an employee's total calendar year compensation (subject to IRS limits).

        Perquisites.    During fiscal 2007, the Company provided Messrs. Anderson, Bellino and Dunn with the use of a company car and paid for temporary housing expenses for Mr. Smith and Ms. Council in connection with their relocations after being hired. These five executive officers each also received life/long-term disability insurance coverage. We did not provide any other special benefits or perquisites to our executive officers. We believe these perquisites are reasonable in light of peer group practices. We provide health and welfare benefits to our executive officers on the same basis as we provide to all of our salaried employees.

        Severance Agreements.    We maintain severance agreements with Messrs. Anderson and Bellino, which provide severance benefits in the event their employment is terminated by the Company without cause. We believe that these severance agreements serve as an important retention element of the compensation package provided to our top two executive officers. The potential severance benefits payable to our current executive officers are described in "Potential Payments upon Termination or Change-in-Control" elsewhere in this proxy statement.

Equity Grant Practices

        The Company has a practice of generally making equity awards on pre-established dates. Annual equity awards are presented to the Compensation Committee for approval at a regularly scheduled Compensation Committee meeting usually held in March. Equity awards are also given to employees throughout the year, as they are hired or promoted into positions eligible for those awards. We make decisions on equity grants based solely on our compensation and retention objectives and our established measurements of the value of these awards. If at the time of any planned action relating to a grant of this type of compensation, any member of the Compensation Committee or the Chief Executive Officer making recommendations to the Committee is aware of material non-public information about the Company or our prospects, it is our policy to make such grant without giving effect to such information. However, an effort is made to make the annual grants each March effective three business days after the Company's fourth quarter earnings release, in order to allow time for the release to be disseminated to the investment community, while also minimizing the timeframe in which material non-public information can develop between the earnings release and the date on which the grants are determined.

Tax and Accounting Considerations

        The accounting treatment of compensation has been a factor in determining the type of equity awards to grant to our executive officers. Prior to fiscal 2006, the favorable accounting treatment of stock options played an important role in the Company's decision to use this form of equity award. Following the adoption of FAS 123R, however, the Company reevaluated its equity grant practices, and in fiscal 2007 shifted to restricted stock as its primary form of equity awards, as discussed above.

        Generally, the Compensation Committee considers the net cost to the Company, and its ability to effectively administer executive compensation in the long-term interests of stockholders. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our named executive officers. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation. It is the Compensation Committee's intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. Accordingly, the Compensation Committee intends for annual incentive compensation awards and long-term incentive compensation awards to be fully deductible under Section 162(m) of the Code.

2007 Fiscal Year Compensation Tables

Summary Compensation Table

        The following table sets forth the cash and other compensation that we paid to our named executive officers, or that was otherwise earned by our named executive officers, for their services in all capacities during fiscal years 2006 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
R. Edward Anderson Chief Executive Officer	2007 2006	416,282 357,471	— —	68,873 —	103,451 96,467	— 282,225	11,699 10,200	600,305 746,363
George A. Bellino President and Chief Merchandising Officer	2007 2006	287,817 257,408	— —	32,411 —	44,411 40,184	61,650 142,162	12,396 10,870	438,685 450,624
Bruce D. Smith (6) Senior Vice President and Chief Financial Officer	2007 2006	207,950 —	50,000 —	21,607 —	— —	50,000 —	11,439 —	340,996 —
James A. Dunn Senior Vice President of Store Operations	2007 2006	182,464 174,763	— —	16,205 —	23,381 21,623	— 70,438	9,828 8,171	231,878 274,995
Ivy Council (7) Senior Vice President of Human Resources	2007 2006	196,018 15,385	105,000 —	12,964 —	10,461 672	— —	16,487 —	340,930 16,057
Christopher B. Bergen (8) Former Interim Principal Financial and Accounting Officer and Director of Financial Reporting	2007 2006	35,674 89,423	— —	4,754 —	18,040 18,136	— 28,000	— —	58,468 135,559

(1)
Mr. Smith and Ms. Council received signing bonuses upon joining the Company to be used, in part, to offset relocation expenses, and Ms. Council also received a guaranteed year-end bonus.

(2)
Reflects the amount recognized by the Company as an expense in the applicable fiscal year for financial statement reporting purposes related to restricted stock awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts reported were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as "FAS 123R"). Expense equal to the fair value of each restricted stock award (the closing price of the Company's common stock on the date of grant) is amortized over the applicable vesting period. Mr. Bergen forfeited a total of 497 shares of restricted stock awards when he left the employ of the Company.

(3)
Reflects the amount recognized by the Company as an expense in the applicable fiscal year for financial statement reporting purposes relating to stock option awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed were determined in accordance with FAS 123R. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 8 to the Company's financial statements, which are included in our Annual Report on

  Form 10-K for the fiscal year ended February 2, 2008. Mr. Bergen forfeited a total of 4,400 stock options when he left the employ of the Company.

(4)
Reflects the value of cash incentive compensation earned under our annual cash incentive program.

(5)
Reflects the aggregate incremental cost to the Company of providing use of Company leased cars to the named executive officers indicated, except for Mr. Smith and Ms. Council for which the amounts shown represent temporary housing costs incurred in connection with their relocations after being hired. Also, includes amounts for each officer, except Mr. Bergen, related to life/long-term disability insurance coverage, and amounts for Messrs. Anderson, Bellino and Dunn representing the Company's 401(k) matching contributions.

(6)
Mr. Smith joined the Company as Senior Vice President and Chief Financial Officer effective April 2, 2007.

(7)
Ms. Council joined the Company as Senior Vice President of Human Resources effective January 8, 2007.

(8)
Mr. Bergen served as Interim Principal Financial and Accounting Officer from December 2006 through April 1, 2007. Mr. Bergen left the employ of the company effective June 23, 2007.

Grants of Plan-Based Awards Table for Fiscal Year 2007

        The following table sets forth the individual grants of awards made to each of our named executive officers during fiscal year 2007.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
						All other Stock Awards: Number of Shares of Stock or Units (#)(2)
							Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Compensation Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)
Mr. Anderson	3/26/07	3/15/07 3/15/07	212,500	425,000	850,000	7,195	318,750
Mr. Bellino	3/26/07	3/15/07 3/15/07	90,000	180,000	360,000	3,386	150,000
Mr. Smith	4/02/07	3/15/07 3/15/07	75,000	100,000	150,000	2,314	100,000
Mr. Dunn	3/26/07	3/15/07 3/15/07	35,000	70,000	140,000	1,693	75,000
Ms. Council	3/26/07	3/15/07 3/15/07	63,000	70,000	84,000	1,354	60,000
Mr. Bergen	3/26/07	3/15/07 3/15/07	21,000	21,000	21,000	497	22,000

(1)
Represents threshold, target and maximum payout values pursuant to our annual cash incentive program for fiscal year 2007 performance. For more information on our annual cash incentive program, see the description contained in the Compensation Discussion and Analysis elsewhere in this proxy statement. In each case, the actual amount earned pursuant to our annual cash incentive program by each named executive officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)
Awards of time-vesting restricted stock under the 2005 Long-Term Incentive Plan, which vest in four equal installments on the first four anniversaries of the grant date.

(3)
Reflects the grant date fair value of each award determined in accordance with FAS 123R.

Employment Agreements

        On December 29, 2005, we entered into amended and restated employment agreements with Mr. Anderson and Mr. Bellino. The employment agreements provide a base salary for each executive, subject to adjustment by the board of directors, and provide that each executive will be eligible to earn a bonus at the sole discretion of the board of directors. The minimum salary specified in the agreements for Mr. Anderson is $340,000 per year and for Mr. Bellino is $245,000 per year.

        The employment agreements may be terminated by the executive or us at any time for any reason or no reason. If the executive is terminated without cause, he will be entitled to certain severance benefits, as described below under "Potential Payments upon Termination or Change in Control" elsewhere in this proxy statement. Mr. Bellino retired from the Company effective April 4, 2008. There were no special arrangements associated with Mr. Bellino's retirement, and no future financial considerations are applicable.

        We entered into a Letter Agreement with Mr. Smith on March 5, 2007 and with Ms. Council on December 6, 2006. The Letter Agreements provided for an annual gross starting salary of $250,000 for Mr. Smith and $200,000 for Ms. Council and participation in our annual bonus plan for management. The Letter Agreements may be terminated by the executive or us at any time for any reason or no reason.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2007

        The following table provides information concerning unexercised options and unvested restricted stock outstanding as of February 2, 2008 for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mr. Anderson	2,250 (2) 14,000 (3) 312 (4) 390 (5) 193,050 (6)	6,750 (2) 14,000 (3) 0 (4) 0 (5) 0 (6)	41.35 14.00 6.85 3.62 0.38	03/17/2016 05/17/2015 10/30/2014 08/02/2013 12/07/2011	7,195 (9)	108,716
Mr. Bellino	1,000 (2) 5,500 (3) 676 (4) 832 (5)	3,000 (2) 5,500 (3) 0 (4) 0 (5)	41.35 14.00 6.85 3.62	03/17/2016 05/17/2015 10/30/2014 08/02/2013	3,386 (9)	51,162
Mr. Smith	—	—	—	—	2,314 (9)	34,965
Mr. Dunn	625 (2) 2,500 (3) 21,098 (7)	1,875 (2) 2,500 (3) 0 (7)	41.35 14.00 0.38	03/17/2016 05/17/2015 06/13/2011	1,693 (9)	25,581
Ms. Council	500 (8)	1,500 (8)	38.40	01/08/2017	1,354 (9)	20,459
Mr. Bergen	—	—	—	—	—	—

(1)
Market value is based on the closing stock price of $15.11 on February 1, 2008.

(2)
Stock options were awarded on March 17, 2006 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(3)
Stock options were awarded on May 17, 2005 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(4)
Stock options were awarded on October 30, 2004 under the Amended and Restated 1999 Stock Option Plan and were fully vested on that date.

(5)
Stock options were awarded on August 2, 2003 under the Amended and Restated 1999 Stock Option Plan and were fully vested on that date.

(6)
Stock options were awarded on December 7, 2001 under the Amended and Restated 1999 Stock Option Plan and vested in four equal installments on the first four anniversaries of the grant date.

(7)
Stock options were awarded on June 13, 2001 under the Amended and Restated 1999 Stock Option Plan and vested in four equal installments on the first four anniversaries of the grant date.

(8)
Stock options were awarded on January 8, 2007 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(9)
Restricted shares were awarded on March 26, 2007 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

Option Exercises and Stock Vested Table for Fiscal Year 2007

        The following table sets forth information concerning each exercise of stock options and vesting of restricted stock during the last completed fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Anderson	100,000	3,753,538	—	—
Mr. Bellino	16,246	609,800	—	—
Mr. Smith	—	—	—	—
Mr. Dunn	13,333	500,459	—	—
Ms. Council	—	—	—	—
Mr. Bergen	8,800	318,055	—	—

(1)
Reflects the excess of the fair market value of the underlying shares at the time of exercise over the exercise price of the options.

Potential Payments Upon Termination or Change-in-Control

        As discussed in the narrative following the Grants of Plan-Based Awards Table for Fiscal Year 2007, the Company has entered into employment agreements with Mr. Anderson and Mr. Bellino. The employment agreements provide that in the event that Mr. Anderson or Mr. Bellino is terminated for any reason other than for "cause" (as defined in the employment agreements), he will be entitled to severance pay of six months base salary to be paid in equal amounts over a six-month period, in addition to any accrued and vested benefits. We have no plans or agreements to provide severance benefits to Ms. Council or Messrs. Smith, Dunn or Bergen. Pursuant to the terms of our 2005 Long-Term Incentive Plan and our 1999 Stock Option Plan, all outstanding options will become 100% vested upon the occurrence of a change in control. Grants of unvested restricted stock will become 100% vested upon a change of control of the Company occurring one year after grant date.

        The following table summarizes the approximate value of the payments and benefits that each of our named executive officers would receive if he or she had terminated employment at the close of business on February 2, 2008 or if a change of control of the Company had occurred as of such date. The amounts shown in the table exclude distributions under our 401(k) retirement plan that is generally available to all of our salaried employees.

	Mr. Anderson	Mr. Bellino	Mr. Smith	Mr. Dunn	Ms. Council	Mr. Bergen
Termination By Company Without Cause
Cash Severance (1)	$212,500	$150,000	—	—	—	—
Change in Control of the Company
Value of Accelerated Stock Options (2)	$15,540	$6,105	—	$2,775	—	—
Value of Accelerated Unvested Restricted Stock (3)	—	—	—	—	—	—

(1)
Reflects cash severance equal to six months of the executive's then annual salary.

(2)
Reflects the excess of the fair market value of shares underlying unvested options as of February 2, 2008 over the exercise price of the options. Pursuant to the terms of both the 2005 Long-Term Incentive Plan and the 1999 Stock Option Plan, all stock options vest upon the occurrence of a change in control.

(3)
Pursuant to the terms of the grants of unvested restricted stock issued and outstanding as of February 2, 2008, such shares become 100% vested upon a change in control of the Company occurring one year after grant date.

Director Compensation Table for Fiscal Year 2007

        The following table sets forth the cash and other compensation paid by the Company to the members of the board of directors of the Company for all services in all capacities during fiscal year 2007, except for Mr. Anderson who is not compensated for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Brian P. Carney	18,750	1,228	—	19,978
Lawrence E. Hyatt	65,667	47,536	8,265	122,579
John S. Lupo	63,250	47,536	21,682	132,468
Patricia M. Luzier	62,000	47,536	20,555	130,091
Tracy L. Noll (3)	29,583	—	17,727	47,310

(1)
Reflects the amount recognized by the Company in fiscal year 2007 for financial accounting purposes relating to restricted stock awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts reported were determined in accordance with FAS 123R. Expense equal to the fair value of each restricted stock award (the closing price of the Company's common stock on the date of grant) is amortized over the applicable vesting period. The restricted stock vests in full on the first anniversary of the grant date.

  The following table shows the value of the restricted stock awarded to each director during fiscal year 2007:

Name	Grant Date	Grant Date Fair Value of Stock Award ($)
Mr. Carney	11/28/07	6,877
Mr. Hyatt	3/26/07	55,000
Mr. Lupo	3/26/07	55,000
Ms. Luzier	3/26/07	55,000
Mr. Noll	3/26/07	55,000

  The aggregate number of shares of restricted stock held by each director as of February 2, 2008 is as follows: Mr. Carney, 414; Mr. Hyatt, 1,242; Mr. Lupo, 1,242; Ms. Luzier, 1,242; Mr. Noll, none.

(2)
Reflects the amount recognized by the Company in fiscal year 2007 for financial accounting purposes relating to stock option awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts reported were determined in accordance with FAS 123R. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 8 to the Company's consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

(3)
Mr. Noll retired from the Board on May 30, 2007.

        There were no grants of stock option awards to directors in fiscal 2007. The aggregate number of shares underlying stock options held by each director as of February 2, 2008 is as follows: Mr. Carney, none; Mr. Hyatt, 500; Mr. Lupo, 1,500; Ms. Luzier, 2,750; Mr. Noll, none.

Director Compensation

        Annual Retainer.    During fiscal 2007, each non-employee director received an annual retainer fee of $40,000 (except for Messrs. Noll and Carney who each received pro rata amounts based on their respective service periods during the year). We also provide the following additional annual retainers: Chair of the Audit Committee, $10,000; Chair of the Nominating and Corporate Governance Committee, $3,000; and the Chair of the Compensation Committee, $5,000.

        Meeting Fees.    Each of our non-employee directors received $2,500 for each board meeting attended. All non-employee directors also received $750 for telephonic meetings attended. We reimburse all of our non-employee directors for reasonable out-of-pocket expenses in connection with their attendance at the meetings of the board of directors and committees.

        Equity Awards.    In addition, each non-employee director received restricted stock awards of 1,242 shares of the Company's common stock (except for Mr. Carney, who received a pro-rated restricted stock award of 414 shares in connection with his appointment to the board on November 28, 2007). These awards were granted under the 2005 Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures

        The Company has adopted a Code of Business Conduct and Ethics which sets forth the Company's policy of prohibiting participation by an employee, officer or director (or his/her family members) in any transaction that could create an actual or apparent conflict of interest with the Company. Transactions prohibited by the Code of Business Conduct and Ethics, among other things, include: conducting business or engaging in a transaction on behalf of the Company with a family member or significant other or with a company in which the person or one of their family members is a significant owner or is associated or employed in a significant role or position; an employee accepting simultaneous employment with a client, credit source supplier, or competitor, or taking part in any activity that enhances or supports a competitor's position; a director of the Company serving as a director of any other company that competes with the Company; and transactions in which an employee, officer or director invests in a client, credit source, supplier or competitor that compromises his or her responsibilities to the Company.

        The Company's Code of Business Conduct and Ethics requires that the Audit Committee must review and approve in advance all material related party transactions or business or professional relationships that could present a conflict of interest. All instances involving potential related party transactions or such business or professional relationships must be reported to the Chief Executive Officer who will assess the materiality of the transaction or relationship and elevate the matter to the Audit Committee as appropriate. The Company will report all material related party transactions and such business or professional relationships under applicable accounting rules and the SEC's rules and regulations. Any dealings with a related party will be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by the Company are no less favorable than could be obtained from unrelated parties on an arm's-length basis.

        In addition, the charter of the Audit Committee requires the Audit Committee to review and approve all related party transactions as defined by Item 404 of the SEC's Regulation S-K in accordance with NASDAQ listing standards. It is also one of the responsibilities of the Nominating and Corporate Governance Committee to consider possible conflicts of interests of directors and any related party transactions in connection with the determination of director independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own, or are part of a group that owns, more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of reports furnished to us, all reports required by Section 16(a) of the Exchange Act to be filed by the directors and executive officers and all beneficial owners of more than ten percent of the common stock outstanding to report transactions in securities were timely filed, with the exception of one report on Form 4 for the cashless exercise of an option grant by Tracy L. Noll, a former director of the Company, which was filed late. In addition, a Form 3 and two Form 4's relating to six transactions by Hampshire Equity Partners II, L.P., and its affiliates, Hampshire Equity Partners Cayman D.B. II, L.P. and Hampshire Equity Partners Cayman II, L.P., each of which is a former stockholder of the Company, are deemed to be filed late by amendment because the original Form 3 and Form 4's incorrectly allocated their holdings of our common stock among themselves.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of March 31, 2008, for the following persons:

  •
  each stockholder known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors and named executive officers; and

  •
  all directors and executive officers as a group.

        This table lists applicable percentage ownership based on 14,087,491 shares of common stock outstanding as of March 31, 2008. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of March 31, 2008, to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Directors and Named Executive Officers:
R. Edward Anderson Chairman of the Board and Chief Executive Officer	282,015 (1)	2.0%
George A. Bellino Former President and Chief Merchandising Officer	70,354 (2)	*
Bruce D. Smith Senior Vice President and Chief Financial Officer	9,902	*
James A. Dunn Senior Vice President of Store Operations	33,318 (3)	*
Ivy D. Council Senior Vice President of Human Resources	8,087 (4)	*
Christopher Bergen Former Interim Principal Financial and Accounting Officer	—	—
Brian P. Carney Director	3,395	*
Lawrence E. Hyatt Director	4,723 (5)	*
John S. Lupo Director	7,823 (6)	*
Patricia M. Luzier Director	6,161 (7)	*
Directors and executive officers as a group (nine persons)	425,778 (8)	3.0%

Other Beneficial Owners:
FMR LLC (9) 82 Devonshire Street Boston, MA 02109	2,111,745	15.0%
Massachusetts Financial Services Company (10) 500 Boylston Street Boston, MA 02116	1,796,580	12.8%
Morgan Stanley (11) 1585 Broadway New York, NY 10022	1,648,081	11.7%
Springhouse Capital, LP (12) 535 Madison Avenue, 30th Floor New York, NY 10022	1,098,942	7.8%
Soros Fund Management LLC (13) 888 Seventh Avenue, 33rd Floor New York, NY 10106	918,671	6.5%

*
Denotes less than 1%.

(1)
Includes options to purchase 219,252 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

(2)
Includes options to purchase 2,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

(3)
Includes options to purchase 26,098 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

(4)
Includes options to purchase 500 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

(5)
Includes options to purchase 500 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

(6)
Includes options to purchase 1,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

(7)
Includes options to purchase 1,833 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

(8)
Includes options to purchase 251,183 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

(9)
This information is based on a Schedule 13G/A filed on February 14, 2008. FMR LLC is a parent holding company with sole voting power with respect to 800 shares of our common stock and sole dispositive power with respect to 2,111,745 shares of our common stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 2,110,945 shares of our common stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,110,945 shares owned by the funds. Pyramis Global Advisors

  Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank, is the beneficial owner of 800 shares of our common stock as a result of serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over, and sole power to vote or to direct the voting of, 800 shares of our common stock.

(10)
This information is based on a Schedule 13G/A filed on February 5, 2008. Massachusetts Financial Services Company has sole voting and sole dispositive power with respect to all of the shares.

(11)
This information is based on a Schedule 13G/A filed on February 14, 2008. Morgan Stanley is a parent holding company with sole voting power with respect to 1,529,487 shares of our common stock and sole dispositive power with respect to 1,648,081 shares of our common stock. Morgan Stanley Investment Management Inc. is an investment adviser with sole voting power with respect to 1,487,013 shares of our common stock and sole dispositive power with respect to 1,549,292 shares of our common stock.

(12)
This information is based on a Schedule 13G/A filed on February 13, 2008. Springhouse Capital, LP, Springhouse Asset Management LLC, and Brian Gaines each have shared voting and shared dispositive power with respect to all of the shares.

(13)
This information is based on a Schedule 13G filed on August 13, 2007. Soros Fund Management LLC ("SFM LLC") serves as principal investment manager to Quantum Partners, LDC. The shares listed in the table are held for the account of Quantum Partners, LDC. SFM, LLC has sole voting power and sole dispositive power with respect to the shares. Each of George Soros, Robert Soros, and Jonathan Soros, have shared voting power and shared dispositive power with regard to the shares.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009, and further directed that the appointment of KPMG LLP be submitted for ratification by the stockholders at the annual meeting. KPMG LLP has served as our independent registered public accounting firm since fiscal 2002. We understand that a representative from KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required. However, the appointment is being submitted for ratification at the annual meeting with a view toward soliciting the stockholders' opinions, which the Audit Committee will take into consideration in future deliberations. If the appointment of KPMG LLP is not ratified at the annual meeting, the Audit Committee will consider the engagement of another independent registered public accounting firm. The Audit Committee may terminate the engagement of KPMG LLP as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination necessary or appropriate.

Principal Accounting Fee Information

        The following table sets forth the aggregate fees paid or payable to KPMG LLP relating to the audit of our fiscal 2006 and 2007 financial statements and the fees billed to us in 2006 and 2007 by KPMG LLP for other professional services:

	Fiscal 2006	Fiscal 2007
Audit Fees (1)	$1,161,694	$1,173,466
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

    (1)
    Audit fees include amounts billed to us related to the annual audit of our financial statements and interim reviews of the quarterly financial statements filed for fiscal 2006 and fiscal 2007. For fiscal 2007, this category includes services associated with a secondary public offering, including the related registration statement and an additional registration statement.

Audit Committee Pre-Approval Policy

        In accordance with our Audit Committee pre-approval policy, all audit services performed for us by our independent registered public accounting firm were pre-approved by our Audit Committee.

        Our Audit Committee's pre-approval policy provides that our independent registered public accounting firm shall not provide services that have the potential to impair or appear to impair the independence of the audit role. The pre-approval policy requires our independent registered public accounting firm to provide an annual engagement letter to our Audit Committee outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee's acceptance of and agreement with such engagement letter, the services within the scope of the proposed audit services shall be deemed pre-approved pursuant to the policy.

        The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter. In addition, services to be provided by our independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

        Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both management and the independent registered public accounting firm, and must include a detailed description of the services to be provided.

        Our policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, or contribution-in-kind reports, actuarial services, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee is prohibited from delegating to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Vote Required; Recommendation

        The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm. The board of directors recommends that stockholders vote "FOR" ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2009.

STOCKHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

        Any proposal or proposals by a stockholder pursuant to the proxy solicitation rules of the SEC intended to be included in the proxy statement and proxy card relating to the 2009 annual meeting of stockholders must be received by us no later than December 26, 2008. In addition, if you desire to bring business (including director nominations) before our 2009 annual meeting of stockholders, you must comply with our bylaws, which require that you provide written notice of such business to our Secretary at the address of our executive offices, which notice must be received no earlier than January 28, 2009, and no later than February 27, 2009. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2009 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

        Notices of intention to present proposals at the 2009 annual meeting should be addressed to the Company, Attention: Secretary, 104 Coleman Boulevard, Savannah, Georgia 31408.

ANNUAL REPORT ON FORM 10-K

        Our Annual Report for the fiscal year ended February 2, 2008, accompanies this proxy statement. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008, as filed with the SEC, is available, without charge, upon written request directed to our Secretary at the corporate address set forth above.

OTHER BUSINESS

        We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the stockholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

ANNUAL MEETING OF STOCKHOLDERS OF

CITI TRENDS, INC.

May 28, 2008

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20330000000000000000 9	052808

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three Directors						FOR	AGAINST	ABSTAIN
				2.	Ratification of the action of the Board	☐	☐	☐
		NOMINEES:			of Directors of the Company in
☐	FOR ALL NOMINEES	o	Brian P. Carney		selecting KPMG LLP to be the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2009.
		o	R. Edward Anderson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o	Lawrence E. Hyatt

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CITI TRENDS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints R. Edward Anderson and Bruce D. Smith and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of Citi Trends, Inc. to be held on May 28, 2008, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

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TABLE OF CONTENTS
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT
ANNUAL REPORT ON FORM 10-K
OTHER BUSINESS